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                                  Exhibit 3.1


                                AMENDMENT NO. 1
                                    TO THE
                              RESTATED BYLAWS OF
                          DIGITAL INSIGHT CORPORATION
                        (as adopted on April 24, 2001)

          Section 3.2 of Article III of the Bylaws of the Company shall be amended to read as follows:

          "3.2  NUMBER OF DIRECTORS
                -------------------

          Subject to any contrary provisions in the certificate of incorporation, the authorized number of directors shall be eight (8). This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors.

          No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires."
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                            CERTIFICATE OF ADOPTION
                              OF AMENDMENT NO. 1
                                    TO THE
                              RESTATED BYLAWS OF
                          DIGITAL INSIGHT CORPORATION


                     Certificate by Secretary of Adoption
                     ------------------------------------
                             By Board of Directors
                             ---------------------


     The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Digital Insight Corporation and that the foregoing Amendment No. 1 to the Restated Bylaws, comprising of one (1) page, was adopted by the Board of Directors pursuant to Section 3.2 of the Restated Bylaws by unanimous written consent in lieu of a meeting on April 24, 2001.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal this 24/th/ day of April, 2001.



                                    /s/ Tae J. Rhee
                                    ---------------------------------
                                    Tae J. Rhee, Secretary